UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2019

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York		10110
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Holdco Master Lease

On February 28, 2019, Seritage SRC Finance LLC and Seritage KMT Finance LLC (together, the “Landlord”), each a subsidiary of Seritage Growth Properties (the “Company”), entered into a Master Lease (the “Holdco Master Lease”) with Transform SR Operations LLC and Transform KM Operations LLC (together, the “Tenant”), each a subsidiary of Transform Holdco LLC. The Holdco Master Lease comprises 51 of the Company’s wholly-owned properties that were leased under the 2015 Sears Holdings Master Lease (as described below) as of the date of the Holdco Master Lease.  A condition to the performance and obligations provided for in the Holdco Master Lease is the rejection of the Master Lease dated July 7, 2015 (as amended, the “2015 Sears Holdings Master Lease ”) between Landlord and Sears Operations LLC and Kmart Operations LLC, as tenant.  The 2015 Sears Holdings Master Lease will be rejected if either (i) the United States Bankruptcy Court for the Southern District of New York issues an order approving the rejection of the 2015 Sears Holdings Master Lease or (ii) the 2015 Sears Holdings Master Lease is deemed to be rejected pursuant to the operation of the Bankruptcy Code.  As a result of this condition there can be no assurance as to the commencement of the Landlord’s and Tenant’s performance and obligations provided for in the Holdco Master Lease and/or the timing thereof.

The Holdco Master Lease is a unitary, non-divisible lease as to all properties, pursuant to which the Tenant’s obligations as to each property are cross-defaulted with all obligations of the Tenant with respect to all other properties. The Holdco Master Lease generally is a triple net lease with respect to all space which will be leased thereunder to the Tenant, subject to proportional sharing by the Tenant for repair and maintenance charges, real property taxes, insurance and other costs and expenses which are common to both the space leased by the Tenant and other space occupied by other tenants in the same or other buildings, space which is recaptured pursuant to the Landlord recapture rights described below and all other space which is constructed on the properties. Under the Holdco Master Lease, the Tenant is required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as they are in occupancy.

Term and Renewals

Consistent with the 2015 Sears Holdings Master Lease, the Holdco Master Lease will expire in July 2025, and contains the same three options for five-year renewals of the term and a final option for a four-year renewal exists under the 2015 Sears Holdings Master Lease.

Rental Amounts, Rent Concession and Escalators

The Holdco Master Lease provides for an initial base rent amount of approximately $32.5 million annually payable to the Landlord.  In each of the initial term and the first two renewal terms, consistent with the 2015 Sears Holdings Master Lease, base rent under the Holdco Master Lease will be increased in August of each year by 2.0% per annum for each lease year over the rent for the immediately preceding lease year. For subsequent renewal terms, consistent with the 2015 Sears Holdings Master Lease, rent will be set at the commencement of the renewal term for the Holdco Master Lease at a fair market rent based on a customary third-party appraisal process, taking into account all the terms of the Holdco Master Lease and other relevant factors, but in no event will the renewal rent be less than the rent payable in the immediately preceding lease year.  The base rent under the Holdco Master Lease will be subject to adjustment in the form of a rent concession of up to approximately $12 million in each of the first and second years of the Holdco Master Lease, which rent concession is allocated to specific properties in the amount by which such properties are EBITDA negative on a trailing twelve-month basis. If any such EBITDA negative properties are recaptured by the Landlord or terminated by the Tenant, the base rent concession attributable to such property will no longer be applicable.  The Tenant is also responsible for all operating expenses associated with Tenant’s occupancy of the subject properties, including an amount estimated as of the date of the Holdco Master Lease to be approximately $11.5 million of annual reimbursements to Landlord in addition to certain operating expenses to be paid directly by the Tenant, in each instance with no offsetting rent concession.

Recapture Rights

The Holdco Master Lease, consistent with the 2015 Sears Holdings Master Lease, provides the Company with the right to recapture up to approximately 50% of the space occupied by Tenant at all properties (other than the five Tenant 100% Occupancy Properties described below).  Upon exercise of any 50% recapture right, consistent with the 2015 Sears Holdings Master Lease, the Landlord will generally incur certain costs and expenses for the separation of the recaptured space from the remaining Tenant space and can reconfigure and rent the recaptured space to diversified, tenants on potentially superior terms determined by the Landlord and for its own account.

Additionally, in contrast to the 2015 Sears Holdings Master Lease, which permitted the Landlord to recapture 100% of 21 specified properties (out of the 224 properties originally leased under the 2015 Sears Holdings Master Lease) upon payment of a specified lease recapture payment, the Holdco Master Lease provides the Landlord with the right, beginning in the second year of the term of the Holdco Master Lease, to recapture 100% of the space occupied by the Tenant at any of the properties included in the Holdco Master Lease (other than the five Tenant 100% Occupancy Properties described below) without making a specified lease recapture payment to the Tenant.  The right to recapture 100% of any property is limited to 10 properties in each year of the Holdco Master Lease term, with carry-over rights if less than 10 properties are recaptured in any year of the Holdco Master Lease Term.  In the event of a 100% recapture of a property (or termination of a property by Tenant pursuant to which Tenant pays a termination fee) and any subsequent re-development of such property for retail purposes, if the property has store space that is suitable for a 10,000 – 20,000 square foot Sears or Kmart store, Tenant will have the right of first offer to lease such space at either (x) the same per square foot rent for such property under the Holdco Master Lease if the space is delivered in a “cold dark shell” condition or (y) if Landlord provides a market tenant allowance, the lesser of (1) the market rent for such space or (2) 200% of the per square foot rent for such property under the Holdco Master Lease, with such election being at Landlord’s discretion.  If Landlord does not provide Tenant with a right of first offer on at least one-third of any such properties that are either recaptured 100% by Landlord or terminated by Tenant (with payment of a termination fee) in a given lease year, then Landlord’s right to exercise 100% recaptures is subject to payment of a recapture fee until such time as Landlord has complied with the foregoing ratio.

In addition, consistent with the 2015 Sears Holdings Master Lease, the Landlord under the Holdco Master Lease will have the right to recapture any automotive care centers which are free-standing or attached as “appendages” to the properties, all outparcels or outlots and certain portions of parking areas and common areas.

In contrast to the 2015 Sears Holdings Master Lease, the Landlord is not permitted under the Holdco Master Lease to recapture either 50% or 100% of five specified properties located in Puerto Rico and California (collectively, the “Tenant 100% Occupancy Properties”); however, Landlord is still permitted to recapture any outparcels or outlots and certain portions of parking areas and common areas at these five properties. As is the case with all properties under the Holdco Master Lease, and consistent with the terms of the 2015 Sears Holdings Master Lease, the Tenant is generally prohibited from subleasing any space demised under the Holdco Master Lease, including at the five Tenant 100% Occupancy Properties.

Tenant Termination Rights

Under the terms of the Holdco Master Lease, the Tenant has the right, at any time, to terminate the Holdco Master Lease with respect to any property upon the payment of a termination fee equal to one year of base rent plus annual taxes and other operating expenses, without the requirement that such property is EBITDA negative as was required under the 2015 Sears Holdings Master Lease.  Additionally, unlike the 2015 Sears Holdings Master Lease, beginning in the second year of the term of the Holdco Master Lease, the Tenant has the right to terminate without payment of a termination fee: (i) up to 16 properties in the second year of the Holdco Master Lease term, (ii) up to 12 properties in the third year of the Holdco Master Lease term, (iii) up to 10 properties in the fourth year of the Holdco Master Lease term, and (iv) thereafter, the remaining properties, in each instance with carry over rights if less than the maximum permitted number of properties are terminated in any lease year.

Other Provisions

Consistent with the 2015 Sears Holdings Master Lease, Tenant is obligated to continuously operate a Sears or Kmart store (or such store as may be re-branded and/or used for other retail uses pursuant to the Holdco Master Lease) of a minimum size specified in the Holdco Master Lease on each of the properties where such stores operate currently (except for reasonable periods required for alterations or restoration of damage), subject to the recapture and termination rights provided above. The Holdco Master Lease also contains customary provisions contained in master triple net leases governing the leasing of retail properties, including, among others, with respect to maintenance, restoration (and certain termination rights) in the event of casualty and condemnation, cross-default with respect to each property in the Holdco Master Lease, indemnification and assumption of risk of loss, alterations and insurance. The Holdco Master Lease contains customary provisions for the protection of mortgagees, including a provision requiring the parties to enter into a subordination, non-disturbance and attornment agreement.

Mr. Edward S. Lampert, the Company’s Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls Transform SR Operations LLC and Transform KM Operations LLC. The terms of the Holdco Master Lease were approved by the Company’s Audit Committee and the Company’s Board of Trustees (with Mr. Edward S. Lampert recusing himself).

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our material exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; Sears Holdings’ termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Item 2.02	Results of Operations and Financial Condition.

On February 28, 2019, Seritage Growth Properties issued a press release regarding its financial results for the year ended December 31, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report.

In addition, on February 28, 2019, Seritage Growth Properties published certain supplementary financial information relating to the quarter ended December 31, 2018.  Such information is furnished as Exhibit 99.2 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 28, 2019, furnished pursuant to Item 2.02.

99.2	Supplementary Financial Information dated February 28, 2019, furnished pursuant to Item 2.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: February 28, 2019